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                                                                    Exhibit 10.6
                                 Lease Amendment

This Amendment is made the 17th day of November 1998 between Ninety-Fourth Street Associates (a Minnesota Partnership) hereinafter called Landlord and Verdant Brands, Inc. herein called Tenant.

WHEREAS, by Lease dated August 15, 1996, landlord leased to tenant the real property together with the building and improvements then erected thereon located at Southtech Plaza, 9555 James Avenue South, Suite 200, Bloomington, MN 55431. All is more particularly described in said Lease.

THEREFORE, in consideration of the mutual covenants herein contained in other good and valuable consideration. It is covenanted and agreed between the parties that the aftersaid Lease be modified and amended as follows:

Description of Premise
----------------------
The square footage shall change as follows: Office/Restroom/Entry/Finished areas changed from 4,851 sq. ft. To 7,768 sq. ft. Storage and Service areas change from 1,589 sq. ft. to 3,632 sq. ft. The total square footage shall change from 6, 440 sq. Ft to 11, 400 sq. ft.

Lease Term
----------
The lease term shall be four years commencing January 1, 1999 and expiring December 31, 2002. Tenant will have access to the expansion area upon full execution of new Lease with landlord.

Base Rent
---------
Effective January 1, 1999 to September 30, 1999       $6254.00 Monthly Base Rent
October 1, 1999 through  December 31, 2002            $6789.00 Monthly Base Rent

Additional Rent
---------------
Tenant's proportionate share for purposes of allocating Real Estate Taxes Assessments and operating expenses shall be increased from 5.6% to 9.9%.

Lease Space
-----------
Landlord shall construct the space as detailed on the attached space plan dated November 11, 1998 by The Design Partnership, space will be taken as built with the exception of those improvements as indicated on the attached drawing.

Option to Terminate
-------------------
Tenant shall have the one time option to terminate this Lease at the end of the 36 month of the lease term (December 31, 2001) by providing landlord 120 day prior written notice by Certified Mail of its intent to terminate the Lease with payment of $13,500.00 to landlord.
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This Amendment shall supersede any contrary or conflicting information contained in the original Lease between landlord and tenant dated August 15, 1996. All other terms and conditions of the original Lease shall remain in full force and effect.


Ninety-Fourth Street Associates                  Verdant Brands, Inc.

By:    /S/ Chris Johnson                      By:    /S/ Mark Eisenschenk
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Its:   Partner                                Its:   Executive Vice President
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Date:  11-18-98                               Date:  11/18/99
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